Exhibit 5.1
GREENBERG TRAURIG, LLP
200 Park Avenue
New York, New York 10166
May 14, 2008
FX Real Estate and Entertainment Inc.
650 Madison Avenue
New York, New York 10022
Re:  Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to FX Real Estate and Entertainment Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of an aggregate of 15,500,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), reserved for issuance from time to time under the 2007 Executive Equity Incentive Plan and the 2007 Long-Term Incentive Compensation Plan (collectively, the “Plans”).
     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plans, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.
     Based on the foregoing, it is our opinion that the Shares will be, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the applicable Plan, legally issued, fully paid and non-assessable.
     The opinion expressed herein is specifically limited to the laws of the State of Delaware and the federal laws of the United States of America and is as of the date hereof. We assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP